Exhibit 23.4

Ohmyhome Limited

11 Lorong 3 Toa Payoh

Block B #04-16/21, Jackson Square

Singapore 319579

29 December 2023

Dear Sirs,

CONSENT LETTER

1. Introduction

We are engaged as Singapore legal counsel to Ohmyhome Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Singapore, in connection with the follow-on offering by the Company, under the registration statement (“Registration Statement”) filed with the United States Securities and Exchange Commission on Form F-1 (SEC File No. 333-275987) under the Securities Act of 1933, as amended (the “Securities Act”).

2. Consent

We hereby consent to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ RAJAH & TANN SINGAPORE LLP
RAJAH & TANN SINGAPORE LLP

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